UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

354 Merrimack Street #4, Lawrence, MA 01843

(Address of principal executive offices)

603-935-9799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 26, 2021, Boston Therapeutics, Inc., a Delaware corporation (the “Company”), BTHE Acquisition Inc., a California corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Nanomix, Inc., a California corporation (“Nanomix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Nanomix, with Nanomix continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. Nanomix has developed an advanced mobile Point-of-Care (POC) diagnostic system that can be used in performing a wide range of in vitro diagnostic tests in many environments. Our goal is to provide laboratory quality testing for time sensitive medical conditions, at the first point of contact that a patient has with the healthcare system, no matter where that occurs. The Nanomix eLab® system is CE Marked, a 510(k) is currently in process, and Emergency Use Applications (EUA) for COVID testing has been submitted to the FDA. We intend to market and sell this system for the detection and diagnosis of a variety of time sensitive medical conditions.

Subject to the terms and conditions of the Merger Agreement, as consideration for the Merger, Company shall issue to the shareholders of Nanomix 1,000,000 shares of a newly created Series C Convertible Preferred Stock of the Company (the “Preferred Stock”). Upon the effectiveness of the amendment to our Certificate of Incorporation to effectuate the reverse stock split referred to in Item 5.07 below, all such shares of Preferred Stock issued to Nanomix shareholders shall automatically convert into approximately 35,029,160 shares of common stock of the Company, the warrants to be assumed at closing may be exercisable into approximately 2,002,696 shares of common stock of the Company and the options and restricted stock units to be assumed at closing may be exercisable into approximately 6,456,666 shares of common stock of the Company. The shares of common stock issuable upon conversion of the Preferred Stock together with warrants, restricted stock units and options to be assumed on the closing date shall represent approximately 80% of the outstanding shares of Common Stock of the Company upon closing of the Merger.

The Merger Agreement contains customary representations, warranties and covenants made by the Company and Nanomix, including covenants relating to obtaining the requisite approvals of the shareholders of the Company and Nanomix, indemnification of directors and officers and the Company’s and Nanomix’s conduct of their respective businesses between the date of signing of the Merger Agreement and the closing of the transaction.

The closing is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approvals by Nanomix shareholders, (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, and (iv) no law or order preventing the merger and related transactions.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement (and the foregoing description of the Merger Agreement and the transactions contemplated thereby) has been included to provide investors and shareholders with information regarding the terms of the Merger Agreement and the transactions contemplated thereby. It is not intended to provide any other factual information about the Company or Nanomix. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC. Investors and shareholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

This report shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement described above in Item 1.01, which disclosure is incorporated herein by reference, the Company has agreed to deliver the Preferred Stock to the shareholders of Nanomix at the closing of the Merger, subject to the satisfaction of the closing conditions set forth in the Merger Agreement. The issuance of the Preferred Stock by the Company to the shareholders of Nanomix will be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act.

From January 25, 2021 through January 27, 2021, the Company entered into various agreements with certain debt holders, including CJY Holdings Limited, a Hong Kong company controlled by the Company’s CEO and sole director’s brother (“CJY”), pursuant to which liabilities exceeding approximately $4.5 million were converted or exchanged into 730,783,181 shares of common stock. The Company granted CJY piggyback registration rights for a period of one year. Further, the Company entered into Exchange Agreements with the holders of the Company’s Series A Preferred Stock pursuant to which the holders exchanged all outstanding shares of Series A Preferred Stock for 75,000,000 shares of common stock. The Company entered into service agreements with various consultants and advisors pursuant to which it issued 963,964 shares of Series B Preferred Stock. The rights, preferences, privileges and limitations of the Series B Preferred Stock are set forth in a certificate of designation filed by the Company with the Secretary of State of the State of Delaware. The Series B Preferred Stock ranks senior to the Company’s common stock and junior with respect to the Company’s Series C Preferred Stock with respect to dividend rights and rights upon liquidation, winding-up or dissolution. Each Holder of Series B Preferred Stock shall be entitled to receive dividends or distributions on each share of Series B Preferred Stock on an “as converted” into Common Stock basis when and if dividends are declared on the Common Stock by the Board of Directors. Each outstanding share of the Series B Preferred Stock will automatically convert into 1,000 shares of common stock on the date that approval of an amendment to the Corporation’s Certificate of Incorporation, as amended, to implement a one-for-173 reverse stock split of the Corporation’s capital stock by a majority of the votes entitled to be cast thereon, whether presented at a special or annual meeting of shareholders of the Corporation or by written consent of the shareholders and the subsequent filing of such amendment with the Secretary of State of the State of Delaware. The consultants and advisors were granted piggyback registration rights. The above issuances were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 5.01 Change in Control of the Registrant.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 26, 2021, holders of 85.8% of the voting power of our capital stock acted by written consent in lieu of a meeting to approve an amendment to the Company’s Certificate of Incorporation, as amended, effecting a one-for-173 reverse split of the Company’s common stock and to change our corporate name from Boston Therapeutics, Inc. to “Nanomix Holdings, Inc.” The name change and reverse stock split are subject to approval by FINRA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated February 2, 2021, by and between Boston Therapeutics, Inc.., BTHE Acquisition Inc. and Nanomix, Inc.*
4.1	Certificate of Designation – Series B Preferred Stock
10.1	Form of Exchange Agreement
10.2	Form of Debt Settlement and Release Agreement

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

	By:	/s/ Conroy Chi-Heng Cheng
	Name:	Conroy Chi-Heng Cheng
	Title:	Chief Executive Officer

Date: February 2, 2021

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